CUI INC.

AUDITED FINANCIAL STATEMENTS

For The
Years Ended December 31, 2005 and 2004

CUI INC.
AUDITED FINANCIAL STATEMENTS
For The Years Ended December 31, 2005 and 2004

CONTENTS

JPK

J. Paul Kenote, CPA, PC

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
CUI, Inc.
Tualatin, Oregon

We have audited the accompanying balance sheets of CUI, Inc. (an Oregon corporation) as of December 31, 2005 and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CUI, Inc. at December 31, 2005 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The 2004 financial statements were reviewed by us and our report thereon, dated June 14, 2005, stated we were not aware of any material modifications that should be made to those statements for them to be in conformity with generally accepted accounting principles. However, a review is substantially less in scope than an audit and does not provide a basis for the expression of an opinion on the financial statements taken as a whole.

J. PAUL KENOTE, CPA, P.C.
Portland, Oregon

March 12, 2008

2300 S.W. First Avenue • Suite 100 • Portland, OR 97201
503.241.2977 • FAX: 503.224.9049 • email: jpaul@cpagroup.net

CUI INC.
BALANCE SHEETS
December 31, 2005 and 2004

ASSETS

	2005	Restated (Note 9) 2004
Current assets:		
Cash	$ 120,715	$ 6,389
Notes receivable, current portion (Notes 2 and 5)	329,762	296,515
Accounts receivable, net of allowance for doubtful accounts of $50,000 in each year	3,066,661	3,860,824
Inventory		
On hand	1,053,953	996,567
In transit	103,692	75,653
Prepaid expenses	37,054	24,559
Deposits	39,945	28,005
	4,751,782	5,288,512
Property and equipment:		
Furniture and fixtures	167,516	188,700
Equipment and software	739,398	659,446
Tooling	99,260	28,852
	1,006,174	876,998
Less accumulated depreciation and amortization	573,093	565,602
	433,081	311,396
Other assets:		
Notes receivable, net of current portion (Note 2)	-	48,665
Investment in securities available for sale (Note 10)	158,176	209,157
Other intangible assets, net of accumulated amortizaton of $21,167 and $19,167	8,833	10,833
	167,009	268,655
	$ 5,351,872	$ 5,868,563

LIABILITIES AND STOCKHOLDERS' EQUITY

	2005	Restated (Note 9) 2004
Current liabilities:		
Demand notes payable (Note 7)	$ 803,953	$ 1,013,681
Accounts payable	549,301	1,070,007
Accrued salaries and other expenses	193,545	191,121
Accrued interest	2,106	3,676
	1,548,905	2,278,485
Commitments (Notes 4 and 6)		
Stockholders' equity:		
Common stock, no par value, 1,000 shares authorized, 455 shares issued and outstanding	113,750	113,750
Retained earnings	3,689,217	3,476,328
	3,802,967	3,590,078
	$ 5,351,872	$ 5,868,563

CUI INC.
INCOME STATEMENTS
For the Years Ended December 31, 2005 and 2004

	2005	Restated (Note 9) 2004
Sales, net	$ 17,892,990	$ 16,168,158
Cost of sales	10,309,312	9,473,798
Gross margin	7,583,678	6,694,360
Selling, general and administrative expenses	6,086,964	5,256,658
Income from operations	1,496,714	1,437,702
Other income (expenses)		
Interest income	20,557	19,421
Interest expense	(55,757)	(38,063)
Income before equity in net income of affiliate	1,461,514	1,419,060
Equity in net (loss) income of affiliate	(50,981)	37,109
Net income	$ 1,410,533	$ 1,456,169

The accompanying notes are an integral part of these financial statements.

CUI INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
For the Years Ended December 31, 2005 and 2004

	Common Stock		Restated (Note 9) Retained	Total Stockholders'
	Shares	Amount	Earnings	Equity
Balance at January 1, 2004	470	$ 117,500	$ 2,803,131	$ 2,920,631
Redemption of shareholder	(15)	(3,750)	(99,937)	(103,687)
Distributions to shareholders			(683,035)	(683,035)
Net income for the period - restated			1,456,169	1,456,169
Balance at December 31, 2004	455	113,750	3,476,328	3,590,078
Distributions to shareholders			(1,197,644)	(1,197,644)
Net income for the period			1,410,533	1,410,533
Balance at December 31, 2005	455	$ 113,750	$ 3,689,217	$ 3,802,967

CUI INC.
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2005 and 2004

	2005	Restated (Note 9) 2004
Cash flows from operating activities:		
Net income	$ 1,410,533	$ 1,456,169
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation and amortization	161,688	125,050
(Income) loss from affiliate	50,981	(37,109)
Net changes in operating assets and liabilities:		
Notes and accounts receivable	809,581	(1,200,097)
Inventory	(85,425)	(162,662)
Prepaid expenses and deposits	(24,435)	17,236
Accounts payable and accrued expenses	(519,852)	427,033
Net cash provided by operating activities	1,803,071	625,620
Cash flows from investing activities:		
Acquisition of property, equipment and intangibles	(281,373)	(208,983)
Net cash used in investing activities	(281,373)	(208,983)
Cash flows from financing activities:		
Loan proceeds (repayments)	(209,728)	341,313
Shareholder distributions	(1,197,644)	(786,722)
Net cash used in financing activities	(1,407,372)	(445,409)
Net increase (decrease) in cash	114,326	(28,772)
Cash at beginning of period	6,389	35,161
Cash at end of period	$ 120,715	$ 6,389
Supplemental information:		
Cash paid during the period for interest	$ 57,327	$ 35,892
Cash paid during the period for income taxes	$ -	$ -

Note 1 – Organization and summary of significant accounting policies:

Line of business:

CUI Inc. (the Company) was incorporated as CUI Stack, Inc. under the laws of the State of Oregon on April 1, 1989. Effective March 27, 2002, the Company changed its name to CUI Inc. The Company imports electronic components, encoders and sensors and distributes them throughout the United States and elsewhere.

Concentration of credit risk:

The Company grants credit (without collateral) to customers, substantially all of which are commercial establishments located in the United States and throughout the world.

Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and cash equivalents:

For purposes of the statement of cash flows, the Company considers demand deposits and all highly liquid investments with a maturity of three months or less at date of acquisition to be cash equivalents.

Accounts receivable:

Accounts receivable are from customers and distributors of the Company's products. The Company performs periodic credit evaluations of the customers and maintains allowances for potential credit losses.

Inventories:

Inventories consist of finished products and are stated at the lower of cost or market; using the first-in, first-out (FIFO) method as a cost flow convention.

Advertising costs

Advertising costs are expensed when incurred. Advertising expenses were $231,420 and $278,976 for the years ended December 31, 2005 and 2004.

Revenue recognition

Revenue in connection with electronic devices and component sales is recognized at the time the product is shipped to the customer.

Furniture, equipment and software:

Furniture, equipment and software are recorded at cost and include major expenditures, which increase productivity or substantially increase useful lives.

Maintenance, repairs and minor replacements are charged to expenses when incurred. When furniture and equipment is sold or otherwise disposed of, the asset and related accumulated depreciation are removed from this account, and any gain or loss is included in the statement of income.

Note 1 – Organization and summary of significant accounting policies, continued:

The cost of furniture, equipment and software is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method for financial reporting purposes. The estimated useful lives and accumulated depreciation for furniture, equipment and software are as follows:

	Estimated Useful Life	Accumulated Depreciation
Furniture and equipment	5 to 7 years	$ 350,573
Software	3 to 5 years	222,520
		$ 573,093

Intangible assets are stated at cost net of accumulated amortization and consist of logo design costs. This asset is being amortized over an estimated useful life of 15 years.

Depreciation and amortization expense allocated to selling, general and administrative expense is as follows:

Depreciation	$ 91,730
Amortization	69,958
	$ 161,688

Shipping and handling expenses

Shipping and handling expenses incurred by the Company totaled $227,037 and $188,076 for the years ended December 31, 2005 and 2004 and are classified as selling, general and administrative expenses. Total freight revenue has been classified as sales revenue.

Foreign exchange gains and losses

Gain or loss from foreign exchange is reported as a component of cost of sales in the year such gain or loss is realized. The Company experienced net foreign exchange gains of $10,220 and $6,286 for the years ended December 31, 2005 and 2004.

Income taxes

The Company has elected to be taxed under Subchapter S of the *Internal Revenue Code*. Accordingly, the Company does not incur income taxes; instead, its earnings are included in the shareholders' personal income tax returns and taxed depending on their personal tax situations. The financial statements, therefore, do not include a provision for income taxes.

Note 2 - Notes receivable:

Notes receivable consist of the following:	2005	2004
6.13% unsecured note receivable from stockholder, payable in semi-monthly installments of $350.	$ -	$ 53,912
7% unsecured demand notes receivable from affiliated entities	329,762	291,268
5% unsecured note receivable from Creative Focus, Inc., payable in monthly installments of $1,000. This note is considered by management to be impaired	96,090	96,090
6% note receivable from Specialized Operation Systems, LLC, due on demand and secured by all of the assets of the LLC and its affiliates. The Company is entitled to collect 10% of the gross receipts of the LLC and its affiliates until paid. Management considers this note to be impaired.	28,780	28,780
Less credit allowance on impaired notes (Note 5)	(124,870)	(124,870)
	329,762	345,180
Less amounts currently due	(329,762)	(296,515)
	$ -	$ 48,665

Note 3 – Company sponsored retirement plan:

The Company adopted a salary reduction retirement plan under Section 401(K) of the *Internal Revenue Code*, effective April 1, 1994. The plan covers all employees who meet prescribed eligibility requirements. Company contributions made to the plan are at the discretion of the Board of Directors, but shall, in no event, exceed the maximum allowable amount under the applicable provisions of the *Internal Revenue Code*. The Company contributed $115,663 and $112,828 to the plan for the years ended December 31, 2005 and 2004.

Note 4 – Futures contracts:

The Company contracts for the purchase of yen at future dates in anticipation of inventory purchases. If the Company fails to acquire the yen at the specified date for the contracted amount, it is obligated to pay the difference between the contract price and the current exchange price. The Company is able to regulate its purchases of inventory and maintains an adequate line of credit so that management does not anticipate a situation in which the Company would be unable to fulfill its obligation pursuant to any negotiated open futures contract.

Note 5 – Impaired loans:

The average investment in impaired notes was $124,870 during the years ended December 31, 2005 and 2004. Activity in the allowance for credit is as follows:

	2005	2004
Balance at January 1	$ 124,870	$ 120,870
Provision charged to operations	-	4,000
Reclassified from allowance for doubtful accounts	-	-
Amounts written off	-	-
Recoveries	-	-
Balance at December 31	$ 124,870	$ 124,870

Interest income on impaired loans is recognized only when payments are received. No payments were received with respect to impaired loans during either year.

Note 6 – Obligation under lease commitment:

The Company leases office and warehouse space under a non-cancelable lease agreement. The lease expires October 31, 2009. The lease payment is comprised of a scheduled monthly base payment plus real property taxes, utilities, insurance and common area maintenance charges.

Future minimum annual lease payments are as follows:

Year Ended December 31,	Amount
2006	$ 186,858
2007	192,516
2008	198,528
2009	170,450
	$ 748,352

Total rent and lease expense for the years ended December 31, 2005 and 2004 was $270,556 and $215,660, respectively.

Note 7 – Notes payable:

Notes payable consist of the following:

	2005	2004
Line of credit agreement with Key Bank granting borrowings of up to $1,500,000. Interest is payable monthly at the bank's prime lending rate (7.25% at December 31, 2005). The note agreement is personally guaranteed by James M. McKenzie.	$ 598,258	$ 932,986
Unsecured demand note payable to Stack-Novus, LLC. Interest is paid monthly at a rate of 7% per annum.	125,000	-
Unsecured demand note payable to Renee La Tourette. Interest is paid monthly at a rate of 12.5% per annum.	80,695	80,695
	$ 803,953	$ 1,013,681

Note 8 – Related party transactions:

James McKenzie, the principal stockholder of the Company, has personally guaranteed the Company's bank debt with Key Bank (see Note 7). The Company has outstanding accounts payable in the amount of $1,805 owed to Jim McKenzie.

The Company has outstanding notes receivable in the amount of $309,762 (see Note 2) from Test Products International, Inc., an affiliated corporate entity in which the Company has an 10.47% common stock equity interest.

The Company has outstanding notes receivable in the amount of $20,000 (see Note 2) from V-Infinity, LLC, an affiliated limited liability company in which Jim McKenzie owns a 49.5% interest.

The Company has outstanding notes payable in the amount of $125,000 (see Note 7) and accounts receivable in the amount of $21,000 due from Stack-Novus, LLC, an affiliated partnership entity in which James McKenzie owns an indirect 32% interest along with Stack Electronics International, Inc.

The Company has outstanding accounts receivable in the amount of $669,446 due from and accounts payable in the amount of $6,821 due to V-Infinity, LLC, an affiliated partnership entity in which James McKenzie owns a 49.5% interest along with an employee of the Company who owns a 49.5% interest and a former employee of the Company who owns a 1% interest.

Note 9 – Restatement of prior year financial statements:

The financial statements for the year ended December 31, 2004 have been restated to correct the amount reported as equity in income from affiliate. The amount has been restated as $37,109 which amounts to a reduction in net income and net worth of $9,341.

Note 10 – Investment in securities available for sale:

The Company owns 352,589 shares of common stock in Test Products International, Inc. representing an 10.47% interest. The Company enjoys a close association with this affiliate through common Board of Director membership and participation, which allows for a significant amount of influence over affiliate business decisions. Accordingly, for financial statement purposes, the Company accounts for its investment in this affiliated entity under the equity method.

A condensed, internally prepared and unconsolidated balance sheet for Test Products International, Inc. as of December 31, 2005 which does not reflect the incorporation of its Canadian and United Kingdom subsidiaries is as follows:

Current assets	$ 5,458,324	Current liabilities	$ 4,738,147
Fixed assets	689,927	Long-term liabilities	155,652
Other assets	-	Stockholders' equity	1,254,452
Total assets	$ 6,148,251	Total liabilities and stockholders' equity	$ 6,148,251